INVESTMENT MANAGEMENT
Reliable Partner | Reliable Investing®

(d)(10)(i)

May 1, 2025

Catrina Willingham

Vice President – Controller

Voya Investment Management Co. LLC

5780 Powers Ferry Road NW

Atlanta, GA 30327-4347

RE: Addition of Newly Established Series

Dear Ms. Willingham:

Pursuant to the Sub-Advisory Agreement, effective as of May 1, 2017 (the “Agreement”), between Voya Investment Management Co. LLC (the “Sub-Adviser”) and Voya Investments, LLC, we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to Voya Index Solution 2070 Portfolio and Voya Solution 2070 Portfolio (together, the “Portfolios”), each a series of Voya Partners, Inc., effective on May 1, 2025, upon all other terms and conditions set forth in the Agreement.

Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Portfolios to the Amended Schedule A of the Agreement. The Amended Schedule A, with the annual sub-advisory fee rate indicated for the Portfolios, is attached hereto.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

May 1, 2025

Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to the aforementioned Portfolios by signing below where indicated.

Very sincerely,

By: /s/ Todd Modic_____________________

Name: Todd Modic

Title: Senior Vice President

Voya Investments, LLC

ACCEPTED AND AGREED TO:

Voya Investment Management Co. LLC

By: /s/ Catrina Willingham__________

Name: Catrina Willingham

Title: Vice President – Controller, Duly Authorized

AMENDED SCHEDULE A

with respect to the

SUB-ADVISORY AGREEMENT

between

VOYA INVESTMENTS, LLC

and

VOYA INVESTMENT MANAGEMENT CO. LLC

Annual Sub-Advisory Fee
Series	(as a percentage of average daily
assets allocated to the Sub-Adviser)

Direct Investments1
0.135%
Voya Index Solution 2030 Portfolio	Underlying Funds2

0.045%

Direct Investments1
0.135%
Voya Index Solution 2040 Portfolio	Underlying Funds2

0.045%

Direct Investments1
0.135%
Voya Index Solution 2050 Portfolio	Underlying Funds2

0.045%

Direct Investments1
0.135%
Voya Index Solution 2060 Portfolio	Underlying Funds2

0.045%

1“Direct Investments” shall mean assets which are not Underlying Funds.

2“Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was effect on May 1, 2017, including, for clarity, exchange traded funds advised or sub- advised by Voya Investments, LLC or an affiliate.

Annual Sub-Advisory Fee
Series	(as a percentage of average daily
assets allocated to the Sub-Adviser)

Direct Investments1
Voya Index Solution 2070 Portfolio	0.135%
Underlying Funds2

0.045%
Direct Investments1
0.135%
Voya Solution 2030 Portfolio	Underlying Funds2

0.045%

Direct Investments1
0.135%
Voya Solution 2040 Portfolio	Underlying Funds2

0.045%

Direct Investments1
0.135%
Voya Solution 2050 Portfolio	Underlying Funds2

0.045%

Direct Investments1
0.135%
Voya Solution 2060 Portfolio	Underlying Funds2

0.045%

Direct Investments1
Voya Solution 2070 Portfolio	0.135%
Underlying Funds2

0.045%

Effective Date: May 1, 2025, to reflect the addition of Voya Index Solution 2070 Portfolio and Voya Solution 2070 Portfolio.

1“Direct Investments” shall mean assets which are not Underlying Funds.

2“Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was effect on May 1, 2017, including, for clarity, exchange traded funds advised or sub- advised by Voya Investments, LLC or an affiliate.